UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
          On December 28, 2009, our wholly-owned subsidiaries Digital Recorders, Inc. and TwinVision of North America, Inc. (collectively, the “Borrowers”), and DRI Corporation (“DRI” and, together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), entered into Amendment No. 6 to Revolving Credit and Security Agreement (the “PNC Amendment”) with the financial institutions party thereto (the “Lenders”) and PNC Bank, National Association, as agent for the Lenders (“PNC”). The PNC Amendment amends the terms and conditions of that certain Revolving Credit and Security Agreement, dated as of June 30, 2008, by and among the Loan Parties, the Lenders and PNC (as amended, restated, supplemented and otherwise modified from time to time, the “PNC Facility”).
          Also on December 28, 2009, the Loan Parties entered into a Fifth Amendment to the Loan and Security Agreement (the “BHC Amendment”) with BHC Interim Funding III, L.P., a Delaware limited partnership (“BHC”), to amend the terms and conditions of that certain Loan and Security Agreement, dated as of June 30, 2008, by and among the Loan Parties and BHC (as amended, modified, supplemented or restated from time to time, the “BHC Agreement”).
          Also on December 28, 2009, DRI entered into a Third Amendment to Warrant (the “BHC Warrant Amendment”) with BHC to amend the terms and conditions of that certain Warrant, dated as of June 30, 2008, by and between DRI and BHC (as amended, modified, supplemented or restated from time to time, the “Warrant”).
          The material terms of the PNC Amendment, the BHC Amendment and the BHC Warrant Amendment are more fully described in Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
PNC Amendment:
          On December 28, 2009, the Loan Parties, the Lenders and PNC entered into the PNC Amendment to, among other things, modify the leverage ratio which the Loan Parties must maintain at the end of each fiscal quarter. Pursuant to the PNC Amendment, as of the end of each fiscal quarter set forth below, the Loan Parties must maintain a leverage ratio of no greater than the ratio set forth opposite each such period:

Fiscal Quarter Ending:	Leverage Ratio:
September 30, 2009	5.25 : 1.0
December 31, 2009	5.00 : 1.0
March 31, 2010	6.75 : 1.0
June 30, 2010	8.25 : 1.0
September 30, 2010	7.00 : 1.0
December 31, 2010 and each fiscal quarter ending thereafter	5.50 : 1.0

          As consideration for the PNC Amendment, the Loan Parties paid PNC an aggregate amendment fee in the amount of $15,000.
          The description of the terms and conditions of the PNC Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the PNC Amendment, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.
BHC Amendment:
          On December 28, 2009, the Loan Parties and BHC entered into the BHC Amendment to, among other things, effect the following:
•	Increase by $200,000 (from $6,000,000 to $6,200,000), or the equivalent thereof in any foreign currency, the maximum aggregate principal amount of all Indebtedness of the Foreign Subsidiaries (as such capitalized terms are defined in the BHC Agreement) which may be maintained any time during or at the end of the fiscal quarter ending on December 31, 2009; and

•	Modify the leverage ratio which the Loan Parties must maintain as of the end of each fiscal quarter set forth below to be no greater than the ratio set forth opposite each such period:

Fiscal Quarter Ending:	Leverage Ratio:
September 30, 2009	5.25 : 1.0
December 31, 2009	5.0 : 1.0
March 31, 2010	6.75 : 1.0
June 30, 2010	8.25 : 1.0
September 30, 2010	7.0 : 1.0
December 31, 2010 and each fiscal quarter ending thereafter	5.5 : 1.0
          As consideration for the BHC Amendment, the Loan Parties paid BHC an aggregate amendment fee in the amount of $5,000.
          The description of the terms and conditions of the BHC Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the BHC Amendment, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.
BHC Warrant Amendment:
          As additional consideration for the BHC Amendment, on December 28, 2009, DRI and BHC entered into the BHC Warrant Amendment to decrease from $2.50 to $1.75 the per share exercise price at which BHC is entitled to purchase, under the terms and conditions of the BHC Warrant, an aggregate of 150,000 shares of DRI’s common stock, par value $0.10 per share (the “Common Stock”) which shares are denominated as the “B Common Stock” under the BHC Warrant.
          The description of the terms and conditions of the BHC Warrant Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the BHC Warrant Amendment, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: January 4, 2010

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary